As filed with the Securities and Exchange Commission on February 3, 1998.

                                                 Registration No.
                                                                  ----------
----------------------------------------------------------------------------

                      SECURITIES AND EXCHANGE COMMISSION

                           Washington, D.C. 20549

                              -----------------

                                  FORM S-8

                            REGISTRATION STATEMENT

                                    UNDER

                          THE SECURITIES ACT OF 1933

                               GRADCO SYSTEMS, INC.
                  -----------------------------------------------
                  (Exact name of Issuer as specified in Charter)

                     Nevada                             95-3342977
             ------------------------           -------------------------
             (State of Incorporation)           (IRS Employer I.D. Number)

      3753 Howard Hughes Parkway, Suite 200
      Las Vegas, Nevada 89109                           (702) 892-3714
  -------------------------------------------------     ----------------
  (Address of Issuer's Principal Executive Offices)     (Telephone No.)

                                 1997 Stock Option Plan
                                 ----------------------
                                  (Full Title of Plan)

                                     Martin E. Tash
                                  Gradco Systems, Inc.
                               3753 Howard Hughes Parkway
                                       Suite 200
                                Las Vegas, Nevada 89109
                                    (702) 892-3714
                 ---------------------------------------------------
                 (Address and Telephone Number of Agent for Service)

                            CALCULATION OF REGISTRATION FEE

    Title of                       Proposed Maximum   Proposed Maximum
   Securities        Amount to        Offering           Aggregate       Amount of
to be Registered   be Registered  Price per Share(1)  Offering Price(1) Registration Fee
----------------------------------------------------------------------------------------
Common Stock      400,000 shares        $2.00             $800,000       $236
no par value
----------------------------------------------------------------------------------------

(1) The price stated is estimated solely for purposes of calculating the registration fee and is equal to the exercise price applicable to options for the purchase of 312,000 shares which the Company has issued under the 1997 Stock Option Plan.

                          REOFFER PROSPECTUS

                         GRADCO SYSTEMS, INC.

                             COMMON STOCK
                             NO PAR VALUE

  This Prospectus is applicable to the resale from time to time by Affiliates (as defined below) of Gradco Systems, Inc. (the "Company") of shares of Common Stock, no par value, issued by the Company upon exercise of options allocated or to be allocated to eligible employees, officers, directors and consultants of the Company under the Company's 1997 Stock Option Plan (the "1997 Plan"). As used herein, the term "Affiliates" means shareholders or their respective legatees, heirs or legal representatives who may be deemed "affiliates" of the Company, as defined under the Securities Act of 1933 (the "Securities Act").

AN INVESTMENT IN THE SHARES OFFERED HEREBY INVOLVES CERTAIN RISKS. PROSPECTIVE INVESTORS SHOULD REVIEW AND CAREFULLY CONSIDER THE DISCUSSION UNDER "RISK FACTORS" PRIOR TO MAKING AN INVESTMENT.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

  It is expected that sales made pursuant to this Prospectus will be effected in transactions on the over-the-counter market at prices obtainable at the time of sale. The Company will not receive any of the proceeds from the sale of these shares.

                         GRADCO SYSTEMS, INC.
                      3753 Howard Hughes Parkway
                              Suite 200
                       Las Vegas, Nevada 89109
                            (702) 892-3714

           The date of this Prospectus is February 3, 1998.

                          TABLE OF CONTENTS

AVAILABLE INFORMATION...............................................  1
INCORPORATION BY REFERENCE..........................................  3
RISK FACTORS........................................................  3
SELLING SECURITY HOLDERS  ..........................................  8
EXPERTS.............................................................  8
COUNSEL.............................................................  8
INDEMNIFICATION OF OFFICERS AND DIRECTORS...........................  8
APPENDIX A:  SELLING SHAREHOLDERS................................... 10

                           AVAILABLE INFORMATION

       The Company is subject to the informational requirements of Section 13(a) of the Securities Exchange Act of 1934 (the "Exchange Act") and in accordance therewith files reports and other information with the Securities and Exchange Commission (the "Commission"). All reports, proxy statements and other information statements filed by the Company may be inspected and copied at the public reference facilities maintained by the Commission in Washington, D.C. located at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549 and at the Commission's regional offices at Room 3190, Kluczynski Federal Building, 230 South Dearborn Street, Chicago, Illinois 60604 and 75 Park Place, New York, New York 10007. Copies of all such material can be obtained from the Public Reference Section of the Securities and Exchange Commission, Washington, D.C. 20549 at prescribed rates. The Commission maintains a Web Site that contains reports, proxy and information statements and other information regarding the Company and other registrants that file electronically with the Commission. The address of such site is http://www.sec.gov.

       The Company's common stock is listed on the Nasdaq National Market System. Reports and other information concerning the Company can be inspected at such exchange.

       No dealer, salesperson or any other person has been authorized to give any information or to make any representation not contained in this Prospectus and, if given or made, such information or representation must not be relied upon as having been authorized by the Company. This Prospectus does not constitute an offer to sell or the solicitation of an offer to buy any security other than the registered securities to which it relates nor does it constitute an offer to sell or the solicitation of an offer to buy the securities by anyone in any jurisdiction in which said offer or solicitation is not authorized, or in which the person making such offer or solicitation is not qualified to do so, or to any person to whom it is unlawful to make such offer or solicitation. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, imply that there has been no change in the affairs of the Company or that the information herein is correct as of any time subsequent to the date of this Prospectus. However, in the event of any material change, this Prospectus will be amended or supplemented accordingly.

                            INCORPORATION BY REFERENCE

       The latest financial statements of the Company, as well as other information regarding the Company, the Common Stock and the 1997 Plan, may be found in other documents the Company has filed or will file with the Commission. The following documents are incorporated herein by reference:

       (a) The Company's Annual Report on Form 10-K for the fiscal year ended March 31, 1997;

       (b) The description of the Common Stock set forth under the caption "Description of Registrant's Securities to be Registered" in the Company's Registration Statement on Form 8-A dated September 19, 1984.

       Until the Company files a post-effective amendment to this Prospectus indicating that all securities hereunder have been sold, or deregistering all such securities which remain unsold, all documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act shall be deemed incorporated herein by reference and shall become a part hereof from the date such documents are filed.

       The Company undertakes to provide without charge to each person, including any beneficial owner, to whom this Prospectus is delivered, upon written or oral request of such person a copy of any and all information that has been incorporated by reference herewith. Such requests should be made to Bernard Bressler, Secretary, Gradco Systems, Inc., 3753 Howard Hughes Parkway, Suite 200, Las Vegas, Nevada 89109, telephone: (702) 892-3714.

                             RISK FACTORS

       In making comparisons with other investments or in considering the success of other investments, one should bear in mind that the success of any investment depends upon many factors including opportunity, general economic conditions, experience and competence of management. There is no representation that the same positive factors are present in this Company which have been present in like ventures that have been successful.

       1. COMPETITION. The Company is a holding company, which, through its subsidiaries, operates primarily in one industry segment, the design, development, production and marketing of intelligent paper handling devices for the office automation market. Sales of sorter products to the convenience copier market by the Company's majority-owned Japanese subsidiary, Gradco (Japan) Ltd. ("GJ"), and the Company's wholly-owned domestic subsidiary, Gradco (USA) Inc., currently account for most of the Company's consolidated sales. GJ sells its products domestically and internationally primarily to original equipment manufacturers and marketers ("OEMs"). GJ has also licensed certain OEMs to manufacture and sell certain products for use in conjunction with the OEMs' copiers marketed to other companies. Such OEM licensees are GJ's primary competition. GJ also experiences competition, to a more limited extent, from other OEMs, and from other manufacturers of sorters using different technology. In addition, certain copiers may, in the future, no longer require sorters of the type manufactured by the Company. Such copiers may instead function in a manner which utilizes printer products of the type manufactured by the Company. In its marketing of printer products to the copier market and otherwise, the Company competes with copier manufacturers as well as other manufacturers of paper handling equipment.

       2. DEPENDENCE ON FEW CUSTOMERS. In the Company's fiscal year ended March 31, 1997, 65% of the Company's consolidated revenue was derived from four customers, one of which accounted for 26% of such revenue. A loss of any of these principal customers could have a negative impact on the Company's consolidated operations taken as a whole, and there is no guarantee that GJ or Gradco (USA) Inc. could establish relationships with other OEMs to compensate for the loss of any of such customers.

       3. PATENTS. The Company believes that the issued patents of GJ are material to the consolidated operations of the Company and subsidiaries taken as a whole. While GJ holds numerous United States and foreign patents and pending patent applications relating to the sorters, and holds patents and pending patent applications related to the paper feeding devices for use with its printer products, there can be no assurance that GJ's patents will not be challenged or infringed. In addition, there can be no assurance that other parties will not develop new technology which does not violate such patents but which is competitive with certain GJ products and patentable by such other parties. Finally, certain key patents held by the Company will expire within the next several years.

       4. DEPENDENCE ON PRESENT MANAGEMENT. The success of the Company is dependent to a great extent upon the success of GJ and the services of GJ's current management. There is no assurance that GJ will be able to locate and retain qualified persons to replace any member of management who leaves GJ. The prolonged unavailability of any current member of senior management of GJ could have an adverse effect upon the business of the Company.

       5. LITIGATION. HAMMA V. GRADCO SYSTEMS, INC., ET AL; DUBOIS V. GRADCO SYSTEMS, INC. ET AL.

       The Company and its (now former) president, Keith Stewart, were sued in an action filed in March 1988 in the United States District Court in Bridgeport, Connecticut, by John C. Hamma ("Hamma"), an ex-employee. The complaint primarily alleges misrepresentation and fraudulent concealment by the Company and Mr. Stewart in connection with an agreement entered into effective as of August 1979 pursuant to which Hamma assigned to the Company his co-inventor's interest in patent rights for improvements in certain products of the Company. The complaint, which has been amended a number of times, sought unspecified damages, and other relief.

       In a separate but related action (which was consolidated with the Hamma action for certain pretrial purposes), the Company and Mr. Stewart were sued in

August 1989 in the United States District Court in Bridgeport, Connecticut by
R. Clark DuBois ("DuBois"), also an ex-employee of the Company. The complaint primarily alleges misrepresentation and fraudulent concealment by the Company and Mr. Stewart in connection with an agreement entered into in March 1983 which terminated and released the Company from royalty obligations under a royalty agreement entered into effective as of August 1979 pursuant to which DuBois assigned to the Company his co-inventor's interest in patent rights for improvements in certain products of the Company. The complaint, which has been amended a number of times, seeks unspecified damages, and other relief. The case has not yet been scheduled for trial.

       In March 1992, each of the plaintiffs filed an Application for Prejudgment Remedy against the Company and GJ seeking to attach $10,000,000 of assets of each of these two defendants. This Application was dismissed with respect to GJ. In November 1992, the Company and the plaintiffs agreed in principle to a Consent Order instead of proceeding with a hearing on the Application. If during the pendency of the lawsuits the Company desires to sell, transfer or take any other action which would affect its ownership of stock in GJ, it has agreed to give 30 days prior notice to the plaintiffs, who will then be permitted, if they so request, to renew the Application within the notice period. Should plaintiffs do so, the Company has agreed to forbear from proceeding with any such transaction for a limited period. The Company would vigorously oppose a renewed Application. Management believes that the Consent Order is in the Company's best interests because it precludes any attachment of the Company's assets until such time as a proposed transaction which would affect its ownership of stock in GJ may arise, and it avoids the legal expenses which would have resulted from a current hearing on the Application.

       In June 1995, a jury found the Company to have liability in the lawsuit filed by Hamma. The Company filed a motion in August 1995 to reverse the verdict. After a determination by the Court on the Company's motion, a separate proceeding to determine the amount of damages will be required, with respect to such portion of the verdict, if any, as remains in effect. An award of damages of the magnitude sought by Hamma could have a material adverse effect on the Company's financial position and might threaten its existence as an ongoing enterprise. The Company believes that as a matter of law the damages claimed by Hamma are excessive to a substantial extent.

       In July, 1995, the plaintiffs filed a new Application for a Prejudgment Remedy ("July PJR Application") seeking to attach the Company's assets. The July PJR Application sets forth various theories of damages including a theory calling for treble damages under Connecticut law in the amount of $70,500,000. The July PJR Application asserts that there is probable cause that a verdict in an amount greater than $70,500,000 will be rendered in the damages part of the case after trial on those issues. It is the Company's belief that damages based on applicable law would result in a significantly smaller damages award even if the motion by the Company for judgment as a matter of law is denied. The Court has determined that it will rule on the July PJR Application only after ruling on the August 1995 motion for judgment as a matter of law.

       In November 1995, the Court ordered the plaintiffs to submit a memorandum regarding the legal theories on which they based their damages claims and for the defendants to respond. This issue is also under consideration by the Court. If the Company's view prevails, the magnitude of damages, even should the August 1995 motion prove unavailing, will be reduced substantially from the amount sought in the July PJR Application.

       The Company is presently unable to determine the amount of damages which are likely to be awarded, but the amount of damages sought by the plaintiffs, including punitive damages, could have a material adverse effect on the Company's financial position and might threaten the Company's existence as an ongoing enterprise. The Company's subsidiaries, GJ, Gradco (USA) Inc. and Venture Engineering, Inc. are not parties to the lawsuit and any judgment awarded will not affect their operations, since those operations are independent of the Company's.

       There are substantial differences between the Hamma and DuBois cases. Although the DuBois case will also be tried before a jury so that there are substantial elements of uncertainty, the Company believes that the DuBois case alone will not have a material adverse effect on its consolidated financial position, or on its results of operations or liquidity.

                       SELLING SECURITY HOLDERS

       Appendix A, attached hereto and incorporated by this reference, contains certain information regarding, among other things, selling security holders.

                               EXPERTS

       The financial statements incorporated in this Prospectus by reference to the Annual Report on Form 10-K of the Company for the year ended March 31, 1997 have been so incorporated in reliance upon the report of Price Waterhouse LLP, independent accountants, given on the authority of said firm as experts in accounting and auditing.

                               COUNSEL

       Bressler, Amery & Ross, P.C., 17 State Street, New York, New York 10004, counsel to the Company, has passed upon the validity of the shares to be issued upon exercise of options granted pursuant to the Plan. Bressler, Amery & Ross, P.C. holds no interest in the Common Stock. Bernard Bressler, of Bressler, Amery & Ross, P.C., owns an aggregate of 15,000 shares of the Company's Common Stock.

              INDEMNIFICATION OF OFFICERS AND DIRECTORS

       Section 78.751 of the General Corporation Law of the State of Nevada authorizes a corporation to provide indemnification to a director, employee or agent of the corporation, including attorneys' fees, judgments, fines and amounts paid in settlement, actually and reasonably incurred by him in connection with any threatened, pending or completed action, suit or proceeding, by reason of the fact he is or was a director, employee or agent of the corporation, if such party acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful as determined in accordance with the statute. Section 78.751 further provides that indemnification shall be provided if the party in question is successful on the merits.

       Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

                               APPENDIX A

                 TO REOFFER PROSPECTUS DATED FEBRUARY 3, 1998

                             SELLING SHAREHOLDERS

  The following table sets forth, as of January 29, 1998, certain information regarding shares of Common Stock beneficially owned by each selling shareholder who is an Affiliate.

                                                     Maximum                         Percentage of
    Selling                    Securities Owned      Amount       Securities Owned  Class Held After
 Shareholder     Position     Before Offering(1)    Offered(2)    After Offering     Offering (3)
------------     --------     ------------------    ----------    --------------    ----------------
Martin E. Tash   President,      1,313,672(4)        100,000      1,213,672             15.2%
                 CEO and
                 Chairman

Masakazu (Mark)  Director           78,000(5)         60,000         18,000               .2%
Takeuchi


(1) Includes the maximum number of shares (vested and unvested) as of February 3, 1998 that may be acquired pursuant to stock options granted to each of the named holders pursuant to the 1997 Plan.

(2) Represents the maximum number of shares (vested and unvested) as of February 3, 1998 that may be acquired pursuant to stock options granted to each of the named holders pursuant to the 1997 Plan.

(3) Assumes all options granted to the above Selling Shareholders pursuant to the 1997 Plan are exercised and each such Selling Shareholder sells all shares acquired upon exercise of those options.

(4) Of the 1,313,672 shares shown, 30,820 shares are owned by Mr. Tash individually, 170,000 shares are jointly owned by Mr. Tash with his wife, and 49,852 shares are owned by a private profit sharing plan of which Mr. Tash is sole beneficiary. Mr. Tash is also the owner of options issued under the Company's 1988 Stock Option Plan for the purchase of 50,000 shares. Plenum Publishing Corporation ("Plenum"), of which Mr. Tash is CEO and Chairman, owns the balance of 913,000 shares of the Company's stock. As set forth in their joint statement on
       Schedule 13D dated December 1, 1989, and amendments thereto through January 3, 1991, Plenum, Mr. Tash and his wife constitute a "group" as defined in Rule 13d-5(b)(1) under the Exchange Act, since Plenum, on the one hand, and Mr. and Mrs. Tash, on the other hand, have agreed to act together for the purpose of voting the securities of the Company held by them, and in general to act together for the purpose of acquiring and disposing of such securities (although it is understood that, at any given time, a purchase or sale may be effected by one such party without the effectuation of a purchase or sale by the other party). Pursuant to said Rule, the Group is therefore deemed the beneficial owner of the shares held by each of its members. Plenum has disclaimed beneficial ownership of the shares owned by Mr. and Mrs. Tash, they have disclaimed beneficial ownership of the shares owned by Plenum, and Mrs. Tash has disclaimed beneficial ownership of the shares owned solely by Mr. Tash.

(5) Of the 78,000 shares shown, 18,000 shares consist of shares which may be acquired upon the exercise of options issued to Mr. Takeuchi under the Company's 1988 Stock Option Plan.

                              SIGNATURES

  Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boca Raton and the State of Florida on the 29th day of January, 1998.

                      GRADCO SYSTEMS, INC.


                      By:/s/ Martin E. Tash
                         ---------------------------------------
                         Martin E. Tash, Chief Executive
                           Officer, President

  Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities indicated on January 29, 1998. Each person whose signature appears below hereby authorizes Martin E. Tash and Bernard Bressler, or either of them acting singly, to execute in the name of such person, and to file, any amendment to this Registration Statement that the Company deems appropriate, and appoints each such agent as attorney-in-fact to sign on his behalf individually and in each capacity stated below and to file all amendments and post-effective amendments to this Registration Statement.

     Name                                  Title
     ----                                  -----

/s/ MARTIN E. TASH
------------------------          Chairman of the Board of Directors, Chief
Martin E. Tash                    Executive Officer and President



/s/ HARLAND L. MISCHLER
------------------------          Executive Vice President, Chief Financial
Harland L. Mischler                Officer and Director



/s/ BERNARD BRESSLER
------------------------          Secretary, Treasurer and Director
Bernard Bressler



/s/ ROBERT J. STILLWELL
------------------------          Director
Robert J. Stillwell



/s/ MASAKAZU TAKEUCHI
------------------------          Director
Masakazu (Mark) Takeuchi



/s/ THOMAS J. BURGER
------------------------          Director
Thomas J. Burger

                               PART II

          INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

       Gradco Systems, Inc. (the "Company") incorporates herein by reference the following documents filed with the Securities and Exchange Commission (the "SEC").

            (a) the Company's Annual Report on Form 10-K for the fiscal year ended March 31, 1997;

            (b) the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 1997;

            (c) the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 1997;

            (d) all other reports filed by the Company pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") since March 31, 1997; and

            (e) the description of the Company's Common Stock contained in its Registration Statement on form 8-A dated September 19, 1984.

       All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated herein by reference and to be a part hereof from the date of filing of such documents.

Item 4.  DESCRIPTION OF SECURITIES.

       Not applicable.

Item 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

       Bressler, Amery & Ross, P.C., counsel to the Company, has passed upon the validity of the shares registered pursuant to this Registration Statement.

Bressler, Amery & Ross, P.C. holds no interest in the Common Stock. The individual shareholders of Bressler, Amery & Ross, P.C. own an aggregate of 15,000 shares of the Company's Common Stock.

Item 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

       The Company's By-laws provide that it shall indemnify certain persons to the fullest extent permitted by the Nevada General Corporation Law.
Section 78.751 of the General Corporation Law of the State of Nevada authorizes a corporation to provide indemnification to a director, employee or agent of the corporation, including attorneys' fees, judgments, fines and amounts paid in settlement, actually and reasonably incurred by him in connection with any threatened, pending or completed action, suit or proceeding by reason of the fact he is or was a director, employee or agent of the corporation, if such party acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful as determined in accordance with the statute. Section 78.751 further provides that indemnification shall be provided if the party in question is successful on the merits. All current officers and directors of the Company are entitled to indemnification under this provision. In addition, James P. Owens, who served as an officer of the Company from 1989 until April 1992, is entitled to indemnification under such provisions based on his activities in such capacity. Mr. Owens is currently Vice President of Finance and Administration of Gradco (USA) Inc., a wholly-owned subsidiary of the Company.

Item 7.  EXEMPTION FROM REGISTRATION CLAIMED.

       Not applicable.

Item 8.  EXHIBITS.

       4    1997 Stock Option Plan

       5    Opinion of Bressler, Amery & Ross, P.C.

      23 Consent of Price Waterhouse LLP, independent certified public accountants


Item 9.  UNDERTAKINGS.

       The Company hereby undertakes:

            (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                 (1) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the "Securities Act");

                 (2) To reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information set forth in the registration statement;

                 (3) To include any additional or changed material information to the plan of distribution. Provided, however, that paragraphs
(a)(1) and (a)(2) shall not apply if the information required to be included in a post-effective amendment by these paragraphs is incorporated by reference from periodic reports filed with or furnished to the SEC by the Company pursuant to Section 13 or Section 15(d) of the Exchange Act.

            (b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

            (d) That, for purposes of determining liability under the Securities Act, each filing of the Company's annual report pursuant to section

13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

       Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the provisions of the General Corporation Law of the State of Nevada, or otherwise, the Company has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                          INDEX TO EXHIBITS

4          1997 Stock Option Plan

5          Opinion of Bressler, Amery & Ross, P.C.

23 Consent of Price Waterhouse LLP, independent certified public accountants